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                                                                    Exhibit 23.1


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 18, 2004, relating to the consolidated financial statements, which appear in Loudeye Corp.'s Annual Report on Form 10-K as of and for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers, LLP
Seattle, Washington

March 26, 2004

/s/ PricewaterhouseCoopers, LLP